EXHIBIT 99.1

FOR  IMMEDIATE  RELEASE


                    CONCURRENT COMPUTER CORPORATION ANNOUNCES
              FOURTH QUARTER AND FISCAL YEAR 2006 FINANCIAL RESULTS


ATLANTA, GEORGIA, AUGUST 11, 2006 - Concurrent (Nasdaq: CCUR), a worldwide leader of on-demand technology and real-time computing technology, today announced its results for the fourth quarter and fiscal year ended June 30, 2006.

Fourth  Quarter  Results:
-------------------------
In the fourth quarter of fiscal 2006, company-wide revenue aggregated $15.9 million compared to $20.6 million in the third quarter of fiscal 2006, a decrease of 22.9%. Revenue from Concurrent's on-demand product line totaled $8.9 million for the fourth quarter of fiscal 2006 compared to $11.6 million in the third quarter of fiscal 2006, a decrease of 23.4%. Revenue from the company's real-time product line totaled $7.0 million for the fourth quarter of fiscal 2006 compared to $9.0 million in the third quarter of fiscal 2006, a decrease of 22.2%.

The net loss for the fourth quarter of fiscal 2006 was $4.5 million, or a loss of $0.06 per fully diluted share, compared to a net loss of $1.0 million, or a loss of $0.01 per fully diluted share, in the third quarter of fiscal 2006. Consolidated gross margins for the fourth quarter of fiscal 2006 were 45% compared to 50% in the third quarter of fiscal 2006. The gross margins were down primarily due to pricing pressure in the VOD market and a lower revenue base for the quarter.

Fiscal  Year2006Results:
------------------------
Company-wide revenue for fiscal year 2006 totaled $71.6 million compared to $78.7 million in fiscal year 2005, a decrease of 9.0%. For fiscal 2006, revenue from the company's on-demand product line totaled $37.6 million compared to $40.0 million in the prior year, a decrease of 5.9% while revenue from the company's real-time product line totaled $34.0 million in fiscal year 2006 compared to $38.7 million in fiscal year 2005, a decrease of 12.1%. For fiscal year 2006, the company reported a net loss of $9.3 million, or a loss of $0.14 per fully diluted share, compared to a net loss of $7.7 million, or a loss of $0.12 per fully diluted share, for fiscal year 2005. Cash at the end of the fiscal year 2006 totaled $14.4 million compared to $19.9 million at the end of fiscal year 2005, a decrease of $5.5 million.


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

"I am disappointed with our fourth quarter and fiscal year results," said Gary Trimm, Concurrent president and chief executive officer. He continued, "However, I am encouraged by the outlook for our software only sales of our real-time operating system products and the potential for our Everstream products. Additionally, I believe the release of our Media Hawk 4500 software platform will leap-frog the competition, reinforcing our position as a technology leader in the VOD market."

Concurrent Computer Corporation will hold a conference call to discuss these results on Friday, August 11, 2006 at 10:00 a.m. E.D.T., which will be broadcast live over the Internet on the company's web page at www.ccur.com, Investor
                                                          ------------
Relations  page.


ABOUT CONCURRENT
Concurrent (NASDAQ: CCUR) is a leading provider of high-performance, real-time Linux software and solutions for commercial and government markets. For 40 years Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television. Concurrent's on-demand television applications are utilized by major service providers in the cable and IPTV industries to deliver video-on-demand (VOD) and, through subsidiary company Everstream, measure the effectiveness of interactive television. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 24 countries. Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable. For more information, please visit www.ccur.com.
               ------------

Certain statements made or incorporated by reference in this release may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as our expectations, beliefs, plans, estimates, or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of forward looking statements in this press release include, without limitation, our expectation with regard to our software only sales of our real-time operating system products, the potential for Everstream products and our outlook for the release of our Media Hawk 4500 software platform. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

The risks and uncertainties which could affect our financial condition or results of operations include, without limitation: our ability to keep our customers satisfied; availability of video-on-demand content; delays or cancellations of customer orders; changes in product demand; economic conditions; various inventory risks due to changes in market conditions; uncertainties relating to the development and ownership of intellectual property; uncertainties relating to our ability and the ability of other companies to enforce their intellectual property rights; the pricing and availability of equipment, materials and inventories; the concentration of our customers; failure to effectively manage change; delays in testing and introductions of new products; rapid technology changes; system errors or failures; reliance on a limited number of suppliers; uncertainties associated with international business activities, including foreign regulations, trade controls, taxes, and currency fluctuations; the highly competitive environment in which we operate and predatory pricing pressures; failure to effectively service the installed base; the entry of new well-capitalized competitors into our markets; the success of new on-demand and real-time products; the availability of Linux software in light of issues raised by SCO Group; capital spending patterns by a limited customer base; the integration of Everstream; the availability of debt or equity financing to support our liquidity needs if cash flow does not improve; and contractual obligations that could impact revenue recognition.

Other important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on Sept. 2, 2005 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading "Risk Factors" are specifically incorporated by reference in this press release. Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

Concurrent Computer Corporation, its logo and Everstream and it's logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners. Linux(R) is used pursuant to a sublicense from the Linux Mark Institute.

# # #

Note to Editors: For additional company or product information from Concurrent, please contact Concurrent, 4375 River Green Parkway, Suite 100, Duluth, GA
30096. Call toll free in the U.S. and Canada at (877) 978-7363, fax (678) 258-4199. Readers can also access information through the company's Web site at www.ccur.com.
-------------


For More Information Contact:
-----------------------------
Concurrent - Kirk Somers - Investor Relations & General Counsel - (678) 258-4000

                                              CONCURRENT COMPUTER CORPORATION
                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED JUNE 30,      TWELVE MONTHS ENDED JUNE 30,
                                                       --------------------------------  ---------------------------------
                                                            2006             2005             2006              2005
                                                        (Unaudited)      (Unaudited)       (Unaudited)      (Unaudited)
                                                       --------------  ----------------  ---------------  ----------------
Revenues:
  Product                                              $      10,766   $        16,371   $       49,592   $        57,070
  Service                                                      5,150             5,111           22,020            21,615
                                                       --------------  ----------------  ---------------  ----------------
    Total revenues                                            15,916            21,482           71,612            78,685

Cost of sales:
  Product                                                      6,102             7,759           25,010            27,053
  Service                                                      2,689             2,952           11,233            12,856
                                                       --------------  ----------------  ---------------  ----------------
    Total cost of sales                                        8,791            10,711           36,243            39,909
                                                       --------------  ----------------  ---------------  ----------------
Gross margin                                                   7,125            10,771           35,369            38,776

Operating expenses:
  Sales and marketing                                          4,161             4,871           16,576            17,768
  Research and development                                     4,693             4,449           18,783            18,748
  General and administrative                                   2,293             2,573            9,590             9,717
                                                       --------------  ----------------  ---------------  ----------------
    Total operating expenses                                  11,147            11,893           44,949            46,233
                                                       --------------  ----------------  ---------------  ----------------
Operating loss                                                (4,022)           (1,122)          (9,580)           (7,457)

Loss on minority investment                                        -                 -                -              (313)
Other income (expense) - net                                     (61)             (302)             749              (231)
                                                       --------------  ----------------  ---------------  ----------------
Loss before income taxes and cumulative effect
  of change in accounting principle                           (4,083)           (1,424)          (8,831)           (8,001)

Provision (benefit) for income taxes                             104              (340)             191              (272)
                                                       --------------  ----------------  ---------------  ----------------
Net loss before cumulative effect of
  change in accounting principle                              (4,187)           (1,084)          (9,022)           (7,729)
Cumulative effect of accounting change (net of taxes)           (323)                -             (323)                -
                                                       --------------  ----------------  ---------------  ----------------

Net loss                                               $      (4,510)  $        (1,084)  $       (9,345)  $        (7,729)
                                                       ==============  ================  ===============  ================

Basic net loss per share                               $       (0.06)  $         (0.02)  $        (0.14)  $         (0.12)
                                                       ==============  ================  ===============  ================

Diluted net loss per share                             $       (0.06)  $         (0.02)  $        (0.14)  $         (0.12)
                                                       ==============  ================  ===============  ================

Basic weighted average shares outstanding                     71,503            62,764           68,988            62,737
                                                       ==============  ================  ===============  ================

Diluted weighted average shares outstanding                   71,503            62,764           68,988            62,737
                                                       ==============  ================  ===============  ================

                            CONCURRENT COMPUTER CORPORATION
                         CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)

                                                  JUNE 30,      MARCH 31,    JUNE 30,
                                                    2006         2006         2005
                                                (UNAUDITED)   (UNAUDITED)
                                                ------------  ------------  ----------
ASSETS
  Cash and cash equivalents                     $    14,423   $    14,811   $  19,880
  Trade accounts receivable, net                     15,111        19,978      16,577
  Inventories, net                                    6,163         5,245       5,071
  Prepaid expenses and other current assets           1,578         2,026       1,084
                                                ------------  ------------  ----------
    Total current assets                             37,275        42,060      42,612

  Property, plant and equipment, net                  6,015         6,570       8,319
  Intangible assets, net                              8,787         9,059         823
  Goodwill                                           15,560        15,590      10,744
  Investment in minority owned company                    -             -         140
  Other long-term assets, net                         1,120         1,106       1,339
                                                ------------  ------------  ----------

Total assets                                    $    68,757   $    74,385   $  63,977
                                                ============  ============  ==========

LIABILITIES
  Accounts payable and accrued expenses         $    11,581   $    12,591   $  12,055
  Notes payable to bank, current portion              1,583         1,013         954
  Deferred revenue                                    7,277         7,714       6,692
                                                ------------  ------------  ----------
    Total current liabilities                        20,441        21,318      19,701

  Long-term deferred revenue                          1,602         1,944       2,349
  Notes payable to bank, less current portion             -           815       1,583
  Other long-term liabilities                         2,941         2,108       1,991

STOCKHOLDERS' EQUITY
  Common stock                                          716           715         637
  Additional paid-in capital                        189,409       189,164     175,769
  Retained earnings (deficit)                      (145,800)     (141,290)   (136,455)
  Treasury stock                                        (13)          (27)          -
  Unearned compensation                                   -             -      (1,562)
  Accumulated other comprehensive loss                 (539)         (362)        (36)
                                                ------------  ------------  ----------
    Total stockholders' equity                       43,773        48,200      38,353
                                                ------------  ------------  ----------

Total liabilities and stockholders' equity      $    68,757   $    74,385   $  63,977
                                                ============  ============  ==========